                                                                    EXHIBIT 2.33

                                   AGREEMENT

     THIS AGREEMENT, made this 7th day of May, 1996, by and between TRANS ENERGY, INC., WILLIAM F. WOODBURN, JANET L. WOODBURN, LOREN E. BAGLEY, and JOHN
B. SIMS of 210 Second Street, St. Marys, West Virginia, 26170, parties of the first part and WILLIAM W. STEVENSON of 406 Wellington Drive, Charlottesville, Virginia, 22901, party of the second part.

     WHEREBY, William W. Stevenson hereby agrees to loan the sum of $100,000.00 to Trans Energy, Inc. in return for his loan to Trans Energy, Inc., the parties agree as follows:

     1. William W. Stevenson will be secured in the following fashion for repayment of his $100,000.00 loan:

          A. Trans Energy, Inc. will execute a note payable in the amount of One Hundred Ten Thousand and No/100 Dollars ($110,000.00) due and payable on November 7, 1996.

          B. Loren E. Bagley, William F. Woodburn, and John B. Sims agree to execute, jointly and severally, the note of Trans Energy, Inc., in the amount of $110,000.00.

          C. Janet L. Woodburn agrees to deposit and pledge with William W. Stevenson 200,000 shares of Trans Energy, Inc., a Nevada corporation, listed on the Nasdaq Stock Market under the symbol "TSRG".

     2. The board of directors of Trans Energy, Inc., have approved this loan and authorized the officers thereof to enter into this agreement and execute the promissory note payable to William W. Stevenson in the amount of $110,000.00.

TRANS ENERGY, INC.

By: /s/Loren E. Bagley                            /s/Loren E. Bagley
   -------------------                            -----------------------
   Its President                                  Loren E. Bagley

/s/William F. Woodburn                            /s/John B. Sims
----------------------                            -----------------------
William F. Woodburn                               John B. Sims

/s/Janet L. Woodburn                              /s/William W. Stevenson
----------------------                            -----------------------
Janet L. Woodburn                                 William W. Stevenson

STATE OF WEST VIRGINIA
COUNTY OF PLEASANTS, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by Loren E. Bagley, President of Trans Energy, Inc., a Nevada corporation, on behalf of the corporation.

     My commission expires February 11, 1997.

Sherryl A. Lowther                           [SEAL APPEARS HERE]
--------------------
    Notary Public

STATE OF WEST VIRGINIA
COUNTY OF PLEASANTS, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by Loren E. Bagley.

     My commission expires February 11, 1997.

Sherryl A. Lowther                           [SEAL APPEARS HERE]
--------------------
    Notary Public

STATE OF WEST VIRGINIA
COUNTY OF PLEASANT, TO WIT:

     The foregoing instrument was acknowledged before me this 7th day of May, 1996, by William F. Woodburn

     My commission expires February 11, 1997.

Sherryl A. Lowther                           [SEAL APPEARS HERE]
--------------------
    Notary Public

STATE OF WEST VIRGINIA
COUNTY OF PLEASANT, TO WIT:

      The foregoing instrument was acknowledged before me this 7th day of May, 1996, by Janet L. Woodburn.

     My commission expires February 11, 1997.

Sherryl A. Lowther                           [SEAL APPEARS HERE]
--------------------
  Notary Public

STATE OF VIRGINIA
COUNTY OF Allienarle  , TO WIT:
          -------------

     The foregoing instrument was acknowledged before me this 8th day of May, 1996, by John B. Sims.

     My commission expires    11-30-99       .
                            -----------  -----

/s/ Melanie M. Gibson
---------------------
    Notary Public

STATE OF VIRGINIA
COUNTY OF ________ ________, TO WIT:

     The foregoing instrument was acknowledged before me this 8th day of May, 1996, by William W. Stevenson.

     My commission expires ________ ________ ____.

__________________
  Notary Public